Exhibit (h.26)

Exhibit A

iShares Trust

Focused Value Select Index

FTSE Developed ex US ex Korea Small Cap Focused Value Index

Russell 1000 Basic Materials RIC 22.5/45 Capped Index

Russell 1000 Consumer Discretionary 40 Act 15/22.5 Daily Capped Index

Russell 1000 Consumer Staples RIC 22.5/45 Capped Index

Russell 1000 Energy RIC 22.5/45 Capped Index

Russell 1000 Financials 40 Act 15/22.5 Daily Capped Index

Russell 1000® Growth Index

Russell 1000 Health Care RIC 22.5/45 Capped Index

Russell 1000® Index

Russell 1000 Industrials 40 Act 15/22.5 Daily Capped Index

Russell 1000 Technology RIC 22.5/45 Capped Index

Russell 1000 Telecommunications RIC 22.5/45 Capped Index

Russell 1000 Utilities RIC 22.5/45 Capped Index

Russell 1000® Value Index

Russell 2000 Focused Value Select Index

Russell 2000® Growth Index

Russell 2000® Index

Russell 2000® Value Index

Russell 2500™ Index Russell 3000® Index

Russell Microcap® Index

Russell Midcap® Growth Index

Russell Midcap® Index

Russell Midcap® Value Index

Russell Top 200® Index

Russell Top 200® Growth Index

Russell Top 200® Value Index

Russell US Large Cap Factors Growth Style Index

Russell US Large Cap Factors Value Style Index